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                                    BY-LAWS

                                       of

                        NEDERLANDER OF CONNECTICUT, INC.

                                   ARTICLE I

                            Location of Corporation

      Section 1. The principal office of this corporation shall be located in the City of Hartford, County of Hartford, State of Connecticut.

      Section 2. This corporation may also have offices at such other places within and without the State as the Board of Directors may, from time to time designate, or as the business of the corporation may, from time to time require.

                                   ARTICLE II

                                  Shareholders

      Section 1. Annual Meeting. The annual meeting of the Shareholders of this Corporation, commencing with the year 1988, for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of this corporation, or at such other place as may be designated from time to time, on the third Monday in September of each year at 10:00 o'clock in the a.m., or in the event that the same shall fall on a legal holiday, then upon the next succeeding business day.

      Section 2. Delayed Annual Meeting. If, for any reason the annual meeting of the shareholders shall not be held within the period hereinbefore designated, such meeting may be called by the Chairman or President and held as a special meeting, and the same proceedings may be had thereat as at an annual meeting.

      Section 3. Order of Business. The order of business at the annual meeting of the shareholders shall be as follows:

      (a) Roll call

      (b) Reading of notice and proof of mailing

      (c) Reading and disposal of any unapproved minutes

      (d) Annual reports of officers and committee

      (e) Election of Directors

      (f) Transaction of other business as follows:

              Unfinished business

              New business

      (g) Adjournment

provided that in the absence of any objection, the presiding officer may vary the order of business at his discretion.

      Section 4. Special Meetings. A special meeting of the shareholders may be called to be held at such time and place as may be designated by the Chairman or President or a majority of the Board of Directors, or not less than an aggregate of Ten (10%) Percent of the issued and outstanding shares of stock of the corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows:

      Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the Chairman or President or a majority of the Board of Directors, or not less than an aggregate of
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      Ten (10%) Percent of the outstanding shares of stock of the corporation having a right to vote at such special meeting, the Secretary of this corporation shall prepare, sign and mail the notice requisite to such meeting.

      Section 5. Notice of Meetings. Written notice of the time, place and purpose of every meeting of the shareholders of this corporation shall be served either personally or by mail not less than Ten (10) nor more than Sixty (60) Days before said meeting upon each shareholder of record of the corporation entitled to vote at such meeting. All notices required to be given by any provision of these By-Laws shall state the authority pursuant to which they are issued as, "by order of" the `Chairman' or the `President' or `Board of Directors' or `Shareholders'," as the case may be, and shall bear the written or printed signature of the Secretary.

      Section 6. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders of this corporation may be waived by telegram, radiogram, cablegram or other writing either before or after such meeting has been held.

      Section 7. Quorum. Except as provided in the Articles of Incorporation or by law, at every meeting of the shareholders, the holders of record of a majority of the issued and outstanding shares of stock of the corporation entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened, had there been a quorum.

      Section 8. Record Date. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not less than Ten (10) nor more than Sixty (60) Days preceding the original date fixed for any meeting of the shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not less than Ten
(10) nor more than Sixty (60) Days preceding the original date fixed for any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case shareholders and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid. Nothing in this Section shall affect the rights of a shareholder and his transferee or transferror as between themselves.

      Section 9. Voting Rights. At all times, each holder of record of common stock of the corporation shall be entitled to one vote in person or by proxy for each share of common stock standing in his name on the books of the corporation; subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth in Section 8 of this Article and in the Articles of Incorporation.

      Section 10. Vote by Shareholder Corporation. Any other corporation owning voting shares of this corporation may vote the same by the president of such corporation, or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such shareholder corporation, and provided a certified copy of such resolution shall be presented to the meeting.

      Section 11. Inspectors of Election. Whenever any person entitled to vote at a meeting of the shareholders of this corporation shall request the appointment of inspectors, the Chairman of the meeting shall appoint not more than


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Three (3) inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

      Section 12. Inspection of List of Shareholders and Minutes. Upon Ten (10) Days' notice, a person who is a shareholder of record of the corporation may examine, for any proper purpose, in person or by agent or attorney, during usual business hours, minutes of shareholders meeting and the record of shareholders, and make extracts therefrom.

      Section 13. Proxies. No proxy shall be deemed operative unless and until the proxy snail be in writing and signed by the stockholder and filed with the corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force Three (3) Years from its date, and no longer.

      Section 14. Mailing. Any notice required by law or by any provision of these By-Laws to be given to the shareholders, or to the Directors, or to any officer of the corporation shall be deemed to be sufficient to be given by depositing the same in a post office box in the United States mail, in a sealed, postpaid wrapper, clearly addressed to such Director or officer at his last known address, or to such shareholder, at such shareholder's address appearing on the stock certificate of the corporation, and such notice shall be deemed to have been given and duly served at the time of such mailing.

                                   ARTICLE IV

                                   Directors

      Section 1. Number, Election and Tenure. The business, property, and affairs of this corporation shall be managed by a Board of Directors, composed of not less than one (1) Member nor more than Three (3) Members.

      Each Director shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified; subject, however, to prior resignation, death, or removal as provided by these By-Laws or by law. The number of Directors may be changed from time to time by a resolution adopted by a majority of the members of the Board of Directors, at any meeting duly called in accordance with these By-Laws. Directors need not be residents of the State of Michigan, or shareholders in order to qualify as a Director or Directors. The number of Directors which shall compose the first Board of Directors shall be One (1).

      Section 2. Vacancies and Removal. If the office of any Director shall become vacant between annual meetings by reason of death or resignation, retirement, disqualification, removal from office, or otherwise, the remaining Directors shall constitute the Board of Directors until such vacancy is filled by the Board of Directors or the shareholders. The remaining Directors may, by a majority vote, elect a Director to a vacancy created by either the death, resignation, retirement, disqualification, removal from office, or otherwise, of any Director or by an increase in the number of Directors, any Director so elected shall hold office until the next meeting of the shareholders, and until his successor shall have been duly elected by the shareholders. Any Director may resign at any time. The Directors shall have the right at any time to remove any Director of this corporation, with or without cause, at any meeting of the Directors called for that purpose, by majority vote of the Directors. If a Director be removed or if the number of Directors be increased, Director(s) to fill the vacancy or vacancies so created shall be elected in the manner prescribed by these By-Laws to hold office until the next annual meeting of the shareholders, and until his or their successors shall have been duly elected.

      Section 3. Organizational Meeting. At the place of holding the annual meeting of shareholders and immediately following the same, the Board of Directors as constituted upon final adjournment of such annual meeting, shall convene without notice, for the purpose of electing officers and transacting any other business properly brought


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before it; provided that the organizational meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

      Section 4. Regular Meetings. Regular meetings of the Board of Directors, other than the organization meeting of the Board, shall be held at such time and place as the Board of Directors shall, from time to time, determine by resolution of the Board or by Waiver of Notice and Consent. No notice of regular meetings of the Board shall be required.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any two of the Directors in office at the time of the call, whenever in his or their judgment it may be necessary, by giving notice, either personally or by mail or telegram, of the time and place of such meeting. Any action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as herein provided.

      Section 6. Waiver of Notice. Except as provided herein, notice of the time, place and purpose of any meeting of the Board of Directors of this corporation may be waived in writing or by telegram, radiogram, cablegram, telephone call or other similar communication, either before or after the meeting has been held. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the Board of Directors need be specified in the Notice or Waiver of Notice of the meeting.

      Section 7. Quorum and Voting. A majority of the Directors then in office shall constitute a quorum for the transaction of business. If there shall be less than a quorum present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum present. The acts a majority of the Directors present at any meeting at which a quorum is present shall be the acts of the Board unless otherwise provided by law, the Articles of Incorporation or the By-Laws. At all meetings of the Board of Directors, each Director shall have one (1) Vote.

      Section 8. Compensation. Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, attorney or otherwise, and receiving compensation therefor.

      Section 9. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, employee or employees, to enter into any contract or other instrument on behalf of this corporation, and such authority may be general or confined to specific instances. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the executing officer, the Chairman or President and/or any Vice President of this corporation may execute in the name and in behalf of this corporation and may affix the corporate seal thereto.

      Section 10. Election of Officers. The Board of Directors of the corporation shall select a Chairman, President, a Secretary and a Treasurer and may select one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as the Board of Directors may see fit. None of said officers need be a Director. The Board of Directors shall have power to appoint such other officer and agents as the Board may deem necessary for the transaction of the business of the corporation, including the power to appoint one or more attorneys-in-fact to convey or deal with corporate real estate.

      Section 11. Removal of Officers and Agents. Any officers or agents may be removed by the Board of Directors at any time, with or without cause.


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      Section 12. Delegation of Powers. For any reason deemed sufficient by the
Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director.

      Section 13. Bonds. The Board of Directors may require any officer, employee or agent to file with the corporation a satisfactory bond conditioned for the faithful performance of his duties.

      Section 14. Presumption of Assent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporation matter is taken, shall be presumed to assent to all action taken at such meeting unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      Section 15. Additional Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation, or by these By-Laws, directed or required to be exercised or done by the Shareholders.

                                   ARTICLE V

                                   Committees

      Section 1. Committee of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the members of the Board of Directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors and the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers, which may require it, provided that no committee shall be empowered to borrow money, declare dividends, elect officers, or to fill vacancies in the Board of Directors or Executive Committee, or do anything in violation of law or the Articles of Incorporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committee shall keep regular minutes of the proceedings and report the same to the Board of Directors when required. Such committee or committees shall exist at the pleasure of the Board of Directors and the members thereof may be removed at any time, with or without cause, by vote of a majority of the members of the Board of Directors. Meetings of such committees may be held without notice of the time, place or objectives and shall be held at such times and places within or without the State of Incorporation as each such respective committee from time to time determines.

      Section 2. Transaction of Committee Business. A majority of the members of each such committee shall be necessary for the transaction of any business and at any stated or special meeting of each such committee may exercise any or all of its powers and any business which shall come before any stated or special meeting may be transacted thereat, provided a majority of the members of each such committee is present, but in every case the affirmative vote of a majority of all the members of each such committee shall be necessary to any action by it taken. All actions of each such committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision or alteration by the Board of Directors, provided that no rights of any third person shall be affected thereby.

      Section 3. Power to Appoint Executive Committee. The Board of Directors shall have power to appoint, by resolution, an Executive Committee composed of one (1) or more Directors who, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors and the management of the business of the corporation between meetings of the Board; subject, however, to the statutes of this State and the Articles of Incorporation.


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                                   ARTICLE VI

                      Action by Unanimous Written Consent

      Notwithstanding any other provisions of these By-Laws, if and when the Directors or stockholders of this corporation shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors or stockholders respectively, whether such consent is given before or after the action is taken, and said consent in writing and the action taken thereon shall be evidenced by appropriate memorandum in the minute books of this corporation; and the execution of said consent in writing by any Director or stockholder shall constitute a waiver of the notice requirements set forth in the statutes of the state of incorporation of this corporation, or by By-Laws of this corporation which might otherwise invalidate said action.

                                   ARTICLE VII

                                    Officers

      Section 1. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation and shall preside at all meetings of the Shareholders and the Board of Directors. He shall have general supervision of the business, affairs and property of the corporation; subject, however, to the control of the Board of Directors. He shall be ex officio a member of all standing committees. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the corporation, and he may appoint and discharge agents and employees. He shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

      Section 2. President. The President shall direct the operations of the company and be responsible to the Chairman of the Board. He shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and directors. He shall have and exercise all the powers and authority of the Chairman of the Board in the event of the chairman's absence or inability to act or during a vacancy in the office of the chairman of the Board. He shall also have such other duties and responsibilities as shall be assigned to him by the Chairman or Board of Directors. The President also may execute contracts in the name of the company, and appoint and discharge agents and employees. Except as herein otherwise provided, the President shall perform all other duties incident to his office.

      Section 3. Vice Presidents. The Board of Directors may select one or more Vice Presidents who, subject to the control of the Chairman or President, shall have such powers and duties as may be assigned to each of them by the Board of Directors. Such Vice Presidents as are Directors, in the order of their seniority, shall perform the duties and exercise the powers of the President during the absence of disability of the President.

      Section 4. Secretary. The Secretary shall be selected by the Board of Directors. Subject to the control of the Chairman or President, he shall attend all meetings of the shareholders and of the Board of Directors, and shall preserve in books of the corporation true minutes of the proceedings at all such meetings. He shall give all notices required by statute, By-Laws or resolution. He shall safely keep in his custody the seal of the corporation, and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

      Section 5. Treasurer. The Treasurer shall be selected by the Board of Directors. Subject to the control of the Chairman or President, he shall have care and custody of all corporate funds, securities and evidence of indebtedness, and shall keep in books belonging to the corporation, full and accurate accounts of all receipts and disbursements. He shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the meetings of the Board and whenever requested by them, an account of all his transactions as Treasurer. He shall, in general, perform all duties to

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the office of Treasurer and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

      Section 6. Assistant Secretary. The Board of Directors may select one or more Assistant Secretaries. Subject to the control of the Chairman or President and the Secretary, the Assistant Secretary shall have such powers and perform such duties as may be assigned to him by the Board of Directors. The Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

      Section 7. Assistant Treasurer. The Board of Directors may select one or more Assistant Treasurers. Subject to the control of the Chairman or President and the Treasurer, the Assistant Treasurer shall have such powers and perform such duties as may be assigned to him by the Board of Director. The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

      Section 8. Tenure of Office. The officers of the corporation shall hold office until the next organization meeting of the Board of Directors and until their successors are chosen and qualified, except in case of resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the members of the Board of Directors in office at the time. A vacancy, however created, in any office may be filled by election by the Board of Directors.

      Section 9. Other Officers. The Board of Directors is authorized to delegate the duties of any officers to any other officer, and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

      Section 10. Delegation of Duties. The Board of Directors is authorized to delegate the duties of any officers to any other officer, and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

      Section 11. Compensation. The Board of Directors is authorized to determine or to provide the method of determining the compensation of all officers. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director.

      Section 12. Signing Checks and other Instruments. The Board of Directors is authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed, which method shall be in accordance with all applicable laws and regulations imposed on the corporation.

      Section 13. Returns and Statements. It shall be the duty of each officer of this corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full report to the Board of Directors respecting the affairs of the corporation in his charge whenever he may be requested to do so.

      Section 14. Surety Bonds Required for Officers. Each officer shall, upon the request of the Board of Directors, deliver to the President of the corporation and shall keep in force, a bond, in form, amount and with a surety or sureties satisfactory to the Board, conditioned for faithful performance of the duties of his office and for restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation.


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                                  ARTICLE VIII

               Indemnification of Officers, Directors and Others

      Section 1. Indemnification - Third Party Action. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director of officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonable believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its Shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      Section 2. Indemnification - Actions in the Right of the Corporation. The corporation shall indemnification person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director of officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      Section 3. Indemnification - Payments. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      (1) Any indemnification under Sections 1 or 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 above. Such determination shall be made in either of the following ways:

      (a) By the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding.

      (b) If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

      (c)   By a majority of the shareholders.

      Section 4. Indemnification - Expense Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 above, may be paid by the corporation in advance of the final disposition


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of such action, suit or proceeding as authorized in the manner provided in
Subsection (1) of Section 3 above, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

      Section 5. Indemnification - Validity of Provisions. Nothing contained in Sections 1 through 4 above shall affect any rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law. The indemnification provided in sections 1 through 4 above continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      Section 6. Indemnification - Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Sections 1 through 5 above.

      Section 7. Indemnification - Constituent Corporations. For the purposes of
Section 1 through 6 above, references to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE IX

                                  Capital Stock

      Section 1. Certificates. Every shareholder of this corporation shall be entitled to a certificate of his shares of stock in the corporation signed by the chairman or President or a Vice President and the Secretary, or the Treasurer or the Assistant Secretary or the Assistant Treasurer, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares; provided that where such certificates are signed by a transfer agent or an assistant transfer agent, or by a registrar, the signature of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, may be a facsimile. In case any officer or officers, who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before such certificate of certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and delivered as though the person or persons who signed such certificate or certificates or whole facsimile signature or signatures shall have been used thereon and not ceased to be such officer or officers of the corporation.

      Section 2. Transfer Agents, Registrars, and Dividend Disbursing Agents. The Board of Directors may from time to time by resolution appoint One (1) or more Incorporated Transfer Agents and/or Registrars (who may or may not be the same corporation) for the shares of the corporation and the Board of Directors from time to time, by resolution, may appoint a Dividend Disbursing Agent to disburse any and all dividends authorized by the Board of Directors payable upon the shares of the corporation.

      Section 3. Transfers. Such certificates for shares shall be transferable in person or by attorney upon the records of the corporation, but except as hereinafter provided, no transfer of shares shall be entered upon such records until the previous certificate given for the same shall have been surrendered and cancelled. If any certificate for shares is lost or


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destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, upon such terms and conditions as it, in its sole discretion, may deem advisable upon satisfactory proof of such loss or destruction and the giving of a suitable bond of indemnity or other security against loss by reason thereof.

      Section 4. Protection of Company. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof save as may be otherwise provided by the laws of the state of incorporation, and the corporation shall not be liable to any firm, person or corporation as the result of the exercise of these rights.

      Section 5. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares of this corporation.

                                   ARTICLE X

                             Dividends and Reserves

      Section 1. Dividends or other Distribution, and Reserves. The Board of Directors shall have the power and authority to declare dividends or make other distributions from any source permitted by law. In determining Surplus, the judgment of the Board of Directors shall be conclusive in the absence of bad faith or gross negligence. Dividends or other distributions may be paid in cash, in its bonds or its property, including the shares or bonds of other corporations, on its outstanding shares of stock.

      Section 2. Reserves. The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the Board, in its discretion, shall approve; and the Board shall have power and authority to abolish any reserve created by the Board.

                                   ARTICLE XI

                            Execution of Instruments

      Section 1. Money Instruments. All checks, drafts and orders for payment of money shall be signed in the name of the corporation, and shall be signed by such officer(s) or agent(s) and in such manner including the use of a single facsimile signature as the Board of Directors shall from time to time designate for that purpose.

      Section 2. Other Investments. The Board of Directors shall have power to designate the officers and agents who have authority to execute any contract, conveyance or other instrument or document in behalf of this corporation. When the execution of any contract, conveyance or other instrument or document has been authorized without specification of the executing officers, the Chairman of the President may execute the same in the name and behalf of this corporation and may affix the corporate seal thereto, or any Vice President and the Secretary, or Assistant Secretary may execute the same in the name and behalf of this corporation and may affix the corporate seal thereto.

      Section 3. Loans. No loan shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name in excess of $100,000.00 unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


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                                  ARTICLE XII

                                 Corporate Seal

      Section 1. The fiscal year of this corporation shall be as determined by the Board of Directors.

                                  ARTICLE XIV

                              Amendment of By-Laws

      Section 1. Except as otherwise specifically provided by law or by the Articles of Incorporation, the Board of Directors shall have the power to make and alter any By-Law or By-Laws, including the fixing and altering of the number of Directors.

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